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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)     January 6, 1999
                                                       ------------------------


                          NHancement Technologies Inc.
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               (Exact name of registrant as specified in charter)



         Delaware                        0-21999                  841360852
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(State or other jurisdiction       (S.E.C. File Number)        (IRS Employer
 of Incorporation)                                           Identification No.)



     39420 Liberty Street, Suite 250, Fremont, CA                   94538
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       (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:  (510) 744-3333




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Item 5.  OTHER EVENTS.

         On January 6, 1999, Mr. Esmond T. Goei resigned his positions as Chief Executive Officer and President pursuant to the terms of a Separation Agreement approved by the Board of Directors, which modifies the terms of his Employment Agreement. In exchange for Mr. Goei's resignation, the Company agreed to a severance package with the following principal terms: (i) six and one-half months of regular pay at his current rate, (ii) continued benefits under the Company's medical and group insurance plan through May 15, 1999, (iii) use of the Company paid leased automobile through the end of the lease term in July 1999, (iv) reimbursement for certain of Mr. Goei's accrued moving expenses totaling $70,000, (v) the Company's agreement to issue warrants to purchase 50,000 shares of NHancement Common Stock at the fair market price effective as of the date of his resignation at $1.00 per share, and (vi) Mr. Goei's and the Company's agreement to a mutual waiver of all claims related to Mr. Goei's employment. The Agreement also contains provisions for confidentiality and covenants not to compete, to solicit customers or hire employees for a period of two (2) years from Mr. Goei's resignation. A copy of the Separation Agreement is attached as an exhibit to this 8-K.

         On January 6, 1999, Mr. Douglas S. Zorn was appointed interim President and CEO. On February 2, 1999, he was elected President and CEO by the Board of Directors. Mr. Zorn continues to serve as CFO, Treasurer and Secretary of the Company.

         On January 6, 1999, Mr. James S. Gillespie was reappointed to fill a newly created vacancy on the Board of Directors. Mr. Gillespie had served as Sr. Vice President of Sales and a Director of the Company since its incorporation in 1996. He resigned his position as Vice President of Sales in April 1998, and resigned as a director of the Company on September 22, 1998. In addition, he currently serves as a consultant to the Company.

         Messrs. James Boyle, Santanu Das and Gary Nemetz resigned as Directors of the Company on January 6, 1999. At the same meeting, Messrs. Robert J. Schmier and N. Bruce Walko were elected to fill the vacancies created by the resignations of Messrs. Boyle, Das and Nemetz.

         On January 13, 1999, Mr. Goei resigned as Chairman of the Board and Director of the Company. Mr. Thomas J. Lawrence also resigned as a Director on January 13, 1999. The changes in the composition of the Board of Directors and in management of the Company did not result in a change in control of the Company. In addition, no Director who resigned from the Board of Directors had a disagreement with the Company relating to the Company's operations, policies or practices.

         On February 2, 1999, the Board voted to reduce the size of the Board from seven (7) members to five (5) members. At the date of this report, there is still one (1) vacancy on the Board of Directors. At the same meeting Mr. Walko was elected as Chairman of the Board.

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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NHANCEMENT TECHNOLOGIES INC.
                                    (Registrant)


Dated: February 11, 1999            By:     /s/ Douglas S. Zorn
                                            -------------------
                                            Douglas S. Zorn, Chief Executive
                                            Officer, President and CFO

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                              INDEX TO EXHIBITS



         EXHIBIT
         NUMBER            DESCRIPTION
         -------           -----------
         10.47             Separation Agreement between the Company and
                           Esmond T. Goei dated January 13, 1999.